Exhibit 99.1

Omega Protein Announces Fourth Quarter and Full Year 2016 Financial Results

HOUSTON, TX – March 1, 2017 – Omega Protein Corporation (NYSE:OME), a nutritional product company and a leading integrated provider of specialty oils and specialty protein products, today reported financial results for the fourth quarter and full year ended December 31, 2016.

Fourth Quarter and Full Year 2016 Highlights

●	Revenues: $84.6 million for the quarter and $390.8 million for the year
●	Gross profit margin: 26.8% for the quarter and 29.1% for the year
●	Net income: $4.3 million, or $6.8 million on an adjusted basis, for the quarter and $32.9 million, or $45.3 million on an adjusted basis, for the year
●	Earnings per diluted share: $0.19, or $0.30 on an adjusted basis, for the quarter and $1.46, or $2.01 on an adjusted basis, for the year
●	Adjusted EBITDA: $16.8 million for the quarter and $95.3 million for the year

“We had a solid finish to a very good year. Our team executed on our strategic initiatives while managing the controllable aspects of our business, and we achieved a record annual gross profit in 2016,” commented Bret Scholtes, Omega Protein’s President and Chief Executive Officer. “We are pleased with the animal nutrition segment results, and will continue exploring ways to improve our consolidated business, including the previously announced strategic review of the human nutrition segment. We remain committed to enhancing value for shareholders by prudently investing in our business and returning cash to our shareholders through our recently announced dividend program.”

Fourth Quarter 2016 Results

The Company’s revenues increased 3% from $82.3 million in the same period last year to $84.6 million. This increase was due to a $2.5 million increase in human nutrition revenues, partially offset by a $0.2 million decrease in animal nutrition revenues. The increase in human nutrition revenues was primarily due to increased sales of specialty oils and protein products. The decrease in animal nutrition revenues was primarily due to decreased fish meal sales volumes of 21% and decreased fish oil sales prices of 22%, partially offset by increased fish oil sales volumes of 182% and increased fish meal sales prices of 3%. The decrease in fish oil sales prices was primarily due to a change in the product mix of higher priced refined and lower priced crude oils. The composition of revenues by nutritional product line for the fourth quarter of 2016 was 43% fish meal, 20% fish oil and 37% dietary supplements.

Fourth quarter of 2016 revenues decreased 22% from $108.8 million in the third quarter of 2016 to $84.6 million. This decrease was due to a $24.6 million decrease in animal nutrition revenues, partially offset by a $0.4 million increase in human nutrition revenues. The decrease in animal nutrition revenues was due to decreased sales volumes of 36% and 25% for fish meal and fish oil, respectively, partially offset by a 5% increase in fish oil sales prices; fish meal prices were relatively flat.

The Company reported gross profit of $22.6 million, or 26.8% as a percentage of revenues, for the fourth quarter of 2016, versus $23.1 million, or 28.0% as a percentage of revenues, in the fourth quarter of 2015. The decrease in gross profit as a percentage of revenues was due to a decrease in the animal nutrition segment, partially offset by an increase in the human nutrition segment. Animal nutrition gross profit as a percentage of revenues decreased from 39.4% to 33.6%, due primarily to lower fish catch and production in 2016 compared to 2015, which led to an increase in the cost per unit of sales in the 2016 period, and a $1.4 million cost of sales adjustment related to prior period sales of 2016 production. Human nutrition gross profit as a percentage of revenues increased from 7.2% to 15.3% primarily due to increased gross profit as a percentage of revenues for specialty oils.

Compared to the third quarter of 2016, fourth quarter of 2016 gross profit decreased from $33.0 million, or 30.4% as a percentage of revenues, to $22.6 million, or 26.8% as a percentage of revenues. The decrease in gross profit as a percentage of revenues was due primarily to a decrease in the animal nutrition segment. Animal nutrition gross profit as a percentage of revenues decreased from 37.5% to 33.6%, due primarily to the cost of sales adjustment related to prior period sales referenced above. Human nutrition gross profit as a percentage of revenues increased from 12.6% to 15.3% primarily as a result of increased gross profit as a percentage of revenues for specialty oils.

Selling, general and administrative expense, including research and development expense (“SG&A”), for the fourth quarter of 2016 increased to $12.3 million compared to $10.8 million in the fourth quarter of 2015 and $10.4 million in the third quarter of 2016. The increases were due to increased expenses associated with the acquisition-related Bioriginal Food & Science earn-out and other miscellaneous expenses.

The Company recorded impairment and plant closure expenses of $0.5 million in the fourth quarter of 2016 due primarily to the impairment of human nutrition segment intangible assets, compared to $5.3 million in the fourth quarter of 2015 and $0.7 million in the third quarter of 2016. Charges related to a U.S. Attorney investigation were $1.5 million in the fourth quarter of 2016 compared to $0.4 million in the third quarter of 2016; there were no such charges in the fourth quarter of 2015.

Loss on foreign currency related to Bioriginal Food & Science (“Bioriginal”) was $0.6 million for the fourth quarter of 2016 compared to a $0.1 million gain in the fourth quarter of 2015 and a $0.2 million gain in the third quarter of 2016.

Net income for the fourth quarter of 2016 was $4.3 million ($0.19 per diluted share) compared to $2.9 million ($0.13 per diluted share) in the same period last year and $14.6 million ($0.64 per diluted share) in the third quarter of 2016. Excluding adjustments for certain items, adjusted net income for the fourth quarter of 2016 was $6.8 million ($0.30 per diluted share), compared to $6.5 million ($0.29 per diluted share) in the same period last year and $15.4 million ($0.68 per diluted share) for the third quarter of 2016.

Adjusted EBITDA totaled $16.8 million for the fourth quarter of 2016, compared to $18.9 million for the same period last year and $29.4 million for the third quarter of 2016.

Full Year 2016 Results

Revenues in the year ended December 31, 2016 increased 9% to $390.8 million compared to $359.3 million for the year ended December 31, 2015. The increase in revenues was due to a $42.4 million increase in animal nutrition revenues partially offset by a $10.9 million decrease in human nutrition revenues. The increase in animal nutrition revenues was primarily due to increased sales volumes of 14% and 63% for fish meal and fish oil, respectively, partially offset by decreased sales prices of 2% and 12% for fish meal and fish oil, respectively. The increase in sales volumes is due to increased inventory volumes at the beginning of 2016 as compared to the beginning of 2015. The decrease in fish oil sales prices is due primarily to decreased sales prices of unrefined crude fish oil and a change in the product mix of higher priced refined and lower priced crude oils. The decrease in human nutrition revenues was primarily due to a decrease in sales of specialty oils and other nutraceutical ingredients, partially offset by an increase in sales of protein products.

The Company recorded gross profit of $113.9 million, or 29.1% as a percentage of revenues, for year ended December 31, 2016, versus gross profit of $98.9 million, or 27.5% as a percentage of revenues, for the prior year. The increase in gross profit as a percentage of revenues was due to an improvement in the animal nutrition segment from 36.8% to 37.3%, and an increase in the proportion of revenues attributable to the animal nutrition segment, partially offset by a reduction in human nutrition gross profit as a percentage of revenues from 12.8% to 12.5%.

Net income for the year ended December 31, 2016 was $32.9 million ($1.46 per diluted share) compared to $24.0 million ($1.07 per diluted share) for the prior year. Excluding adjustments for certain items, net income for the year ended December 31, 2016 was $45.3 million ($2.01 per diluted share) compared to $33.4 million ($1.50 per diluted share) for the year ended December 31, 2015.

Adjusted EBITDA totaled $95.3 million for year ended December 31, 2016, compared to $79.6 million for the prior year.

Balance Sheet

Cash increased $36.7 million from $0.7 million on December 31, 2015 to $37.4 million on December 31, 2016. Total debt decreased $23.0 million from $24.1 million on December 31, 2015 to $1.1 million on December 31, 2016. Stockholders' equity increased $41.5 million to $336.7 million as of December 31, 2016 compared to $295.2 million as of December 31, 2015.

Dividend

On January 23, 2017, Omega Protein announced the initiation of a dividend program under which it intends to pay a regular quarterly cash dividend to its shareholders. The initial quarterly cash dividend of $0.05 per share is payable on March 15, 2017 to shareholders of record as of the close of business on February 22, 2017.

Human Nutrition Strategic Alternatives Review

On February 22, 2017, Omega Protein announced it had initiated a strategic alternatives review for the Company’s human nutrition business segment. This review, designed to increase shareholder value, involves a thorough evaluation of the Company's current operating plan and may result in the Company continuing to pursue internal value enhancing initiatives, a sale of the human nutrition business segment or certain of its assets or another form of strategic transaction with respect to the human nutrition business segment or certain of its assets.

Conference Call Information

Omega Protein will host a conference call on its fourth quarter and full year 2016 financial results at 8:30 a.m. Eastern Time on Thursday, March 2, 2017. The Company’s senior management team will be available to discuss recent financial results and current business trends as well as respond to questions.

Please dial (877) 407-3982 in North America or (201) 493-6780 internationally to join the call. Interested parties may also listen to the webcast live over the Internet under the “Investor Relations” section at www.omegaprotein.com.

A webcast replay of the conference call will be available beginning shortly after the conclusion of the call at www.omegaprotein.com and will be available for 30 days. A telephonic playback will be available from 11:30 a.m. ET, March 2, 2017, through March 16, 2017. Participants can dial (844) 512-2921 in North America, and international listeners may dial (412) 317-6671. The password is 13654711.

About Omega Protein Corporation

Omega Protein Corporation (NYSE: OME) is a century old nutritional product company that develops, produces and delivers healthy products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega Protein's mission is to help people lead healthier lives with better nutrition through sustainably sourced ingredients such as highly-refined specialty oils, specialty protein products and nutraceuticals.

The Company operates seven manufacturing facilities located in the United States, Canada and Europe. The Company also operates more than 30 vessels to harvest menhaden, a fish abundantly found in the Atlantic Ocean and Gulf of Mexico.

For More Information

Visit Omega Protein at www.omegaprotein.com, follow us on Twitter at https://twitter.com/omegaprotein, or find us on LinkedIn at https://www.linkedin.com/company/omega-protein-inc.

Forward-Looking Statements

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Forward-looking information may be based on projections, predictions and estimates. Some statements in this press release may be forward-looking and use words like “may,” “may not,” “believes,” “do not believe,” “expects,” “do not expect,” “anticipates,” “do not anticipate,” “see,” “do not see,” “should,” or other similar expressions. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: (1) the Company’s ability to meet its raw material requirements through its annual menhaden harvest, which is subject to fluctuations due to natural conditions over which the Company has no control, such as varying fish population, fish oil yields, adverse weather conditions, natural and other disasters and disease; (2) the impact of laws and regulations that may be enacted that may restrict the Company’s operations or the sale of the Company’s products or increase the cost of compliance; (3) the impact of worldwide supply and demand relationships on prices for the Company’s products; (4) the Company’s expectations regarding demand and pricing for its products proving to be incorrect, and the effect of forward sales of products on the Company’s financial results; (5) fluctuations in the Company’s quarterly operating results due to the seasonality of the Company’s business, estimates of standard cost for inventory and subsequent adjustments to such costs, and the Company’s deferral of inventory sales based on worldwide prices for competing products; (6) the Company’s ability to realize the anticipated benefits from its acquisitions in the human nutrition business, and specifically, to integrate successfully its acquisitions in the human nutrition segment; (7) the Company’s expectations regarding its human nutrition segment, its future prospects and the dietary supplement market or the human health and wellness segment generally; (8) increase in the price and shortage of key raw materials that could adversely affect the Company’s human nutrition business segment; (9) the cost of compliance or potential restrictions on sales caused by laws and regulations regarding fish meal or oil importation into foreign jurisdictions; (10) the impact of any resolution of a Department of Justice False Claims Act inquiry and a Securities and Exchange Commission whistleblower inquiry on the Company’s business, reputation, results of operations and financial condition; (11) the Company’s expectations regarding the suspension of its previously announced stock repurchase program and the duration of that suspension, on the ability of the Company to purchase shares of its common stock under that repurchase program, if it is resumed; (12) the Company’s expectations regarding the ASMFC’s 2017 harvest quota decision, including timing and allocations among ASMFC member states and user groups; (13) the ability or willingness of the Company to make further dividend payments under its previously announced quarterly dividend program, and the anticipated level of those payments; and (14) the impact of the Company’s previous announcement of the Company’s review of strategic alternatives of its human nutrition segment, as well as any strategic transaction that may be pursued as a result of such review, including on its financial and operating results, or its employees, suppliers and customers, as well as the uncertainty associated with being able to identify, evaluate and complete any strategic alternative. Other factors are described in further detail in the Company’s filings with the Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking information whether as a result of new information, future events or otherwise.

Contact:
Investor Relations
(713) 623-0060
hq@omegahouston.com

OMEGA PROTEIN CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value and share amounts)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$37,412	$661
Receivables, net	38,796	40,489
Inventories	108,711	119,994
Deferred tax asset, net	3,390	3,422
Prepaid expenses and other current assets	4,707	4,496
Total current assets	193,016	169,062
Property, plant and equipment, net	188,624	176,089
Goodwill	26,347	38,127
Other intangible assets, net	17,504	20,107
Other assets, net	5,764	3,818

Total assets	$431,255	$407,203

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$1,097	$1,214
Accounts payable	17,099	15,876
Accrued liabilities	37,928	33,254

Total current liabilities	56,124	50,344
Long-term debt, net of current maturities	—	22,882
Deferred tax liability, net	29,068	27,844
Pension liabilities, net	5,659	6,048
Other long-term liabilities	3,717	4,915

Total liabilities	94,568	112,033

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 authorized shares; none issued	—	—
Common Stock, $0.01 par value; 80,000,000 authorized shares; 22,579,626 and 22,371,179 shares issued and 22,411,695 and 22,221,027 shares outstanding at December 31, 2016 and 2015, respectively	223	220
Capital in excess of par value	155,761	151,250
Retained earnings	192,150	159,243
Treasury stock, at cost – 167,931 and 150,152 shares at December 31, 2016 and 2015, respectively	(2,894)	(2,505)
Accumulated other comprehensive loss	(8,553)	(13,038)

Total stockholders’ equity	336,687	295,170

Total liabilities and stockholders’ equity	$431,255	$407,203

OMEGA PROTEIN CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues	$84,585	$82,296	$390,831	$359,311
Cost of sales	61,950	59,212	276,932	260,408
Gross profit	22,635	23,084	113,899	98,903

Selling, general, and administrative expense	11,620	9,787	41,094	40,859
Research and development expense	644	988	2,598	3,283
Impairment of goodwill and other intangible assets	512	535	12,126	4,495
Loss related to plant closure	(22)	4,733	2,306	6,650
Charges related to U.S. Attorney investigation	1,474	—	1,832	—
Loss on disposal of assets	414	544	331	1,827
Operating income	7,993	6,497	53,612	41,789
Interest expense	(27)	(306)	(414)	(1,498)
(Loss) gain on foreign currency	(629)	53	(1,828)	(1,217)
Other expense, net	(98)	(138)	(282)	(479)
Income before income taxes	7,239	6,106	51,088	38,595
Provision for income taxes	2,928	3,178	18,181	14,620
Net income	$4,311	$2,928	$32,907	$23,975

Other comprehensive income (loss):
Foreign currency translation adjustment net of tax benefit (expense) of $373, $286, ($180) and $956, respectively	(693)	(531)	334	(1,776)
Energy swap adjustment, net of tax (expense) benefit of ($550), $207, ($1,762) and ($67), respectively	1,022	(384)	3,273	125
Pension benefits adjustment, net of tax benefit (expense) of ($115), $601, ($473) and $286, respectively	213	(1,116)	878	(531)
Comprehensive income	$4,853	$897	$37,392	$21,793
Basic earnings per share	$0.19	$0.13	$1.47	$1.10
Weighted average common shares outstanding	22,054	21,705	21,934	21,307
Diluted earnings per share	$0.19	$0.13	$1.46	$1.07
Weighted average common shares and potential common share equivalents outstanding	22,292	22,024	22,219	21,732

OMEGA PROTEIN CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Years Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$32,907	$23,975
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,665	24,529
Loss related to plant closures	1,621	4,533
Loss on disposal of assets	331	1,827
Impairment of goodwill and other intangible assets	12,126	4,495
Provisions for losses on receivables	188	206
Share based compensation	1,852	2,353
Deferred income taxes	(479)	1,399
Unrealized loss (gain) on foreign currency fluctuations, net	1,828	1,217
Changes in assets and liabilities:
Receivables	797	(4,457)
Inventories	10,554	(22,957)
Prepaid expenses and other current assets	974	58
Other assets	(2,215)	(2,041)
Accounts payable	888	(6,934)
Accrued liabilities	6,982	10,276
Pension liability, net	489	142
Other long-term liabilities	(779)	2,007
Net cash provided by operating activities	93,729	40,628
Cash flows from investing activities:
Capital expenditures	(36,424)	(34,888)
Proceeds from disposition of assets	143	235
Acquisition of Bioriginal Food & Science, net of cash acquired	—	—
Net cash used in investing activities	(36,281)	(34,653)
Cash flows from financing activities:
Principal payments of long-term debt	(33,460)	(67,611)
Proceeds from long-term debt	10,500	56,709
Debt issuance costs	—	(980)
Treasury stock repurchase	(389)	(1,910)
Proceeds from stock options exercised	1,668	4,983
Excess tax benefit of equity compensation transactions	994	2,069
Net cash used in financing activities	(20,687)	(6,740)
Net increase (decrease) in cash and cash equivalents	36,761	(765)
Translation effect on cash	(10)	(4)
Cash and cash equivalents at beginning of year	661	1,430
Cash and cash equivalents at end of year	$37,412	$661

The tables below present information about reported segments for the three months ended December 31, 2016 and 2015 (in thousands). All cash and cash equivalent balances have been included in the identifiable assets of the unallocated segment.

2016	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (1)	$53,095	$31,490	$—	$84,585
Cost of sales	35,269	26,681	—	61,950
Gross profit	17,826	4,809	—	22,635
Selling, general and administrative expense (including research and development)	730	4,677	6,857	12,264
Impairment of goodwill and intangible assets	—	512	—	512
(Gain) loss related to plant closure	—	(22)	—	(22)
Charges related to U.S. Attorney investigation	1,474	—	—	1,474
Loss on disposal of assets	414	—	—	414
Operating income (loss)	$15,208	$(358)	$(6,857)	$7,993
Depreciation and amortization	$5,013	$1,247	$256	$6,516
Identifiable assets	$248,690	$137,830	$44,735	$431,255
Capital expenditures	$9,074	$56	$835	$9,965

2015	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (2)	$53,276	$29,020	$—	$82,296
Cost of sales	32,284	26,928	—	59,212
Gross profit	20,992	2,092	—	23,084
Selling, general and administrative expense (including research and development)	652	4,473	5,650	10,775
Impairment of goodwill and intangible assets	—	535	—	535
Loss related to plant closure	200	4,533	—	4,733
Loss on disposal of assets	540	4	—	544
Operating income (loss)	$19,600	$(7,453)	$(5,650)	$6,497
Depreciation and amortization	$4,656	$1,511	$237	$6,404
Identifiable assets	$236,936	$161,878	$5,389	$404,203
Capital expenditures	$4,661	$849	$292	$5,802

(1) Excludes revenue from internal customers of $0.2 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

(2) Excludes revenue from internal customers of $0.7 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

The tables below present information about reported segments for 2016 and 2015 (in thousands). All cash and cash equivalent balances have been included in the identifiable assets of the unallocated segment.

2016	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (3)	$262,550	$128,281	$—	$390,831
Cost of sales	164,624	112,308	—	276,932
Gross profit	97,926	15,973	—	113,899
Selling, general and administrative expense (including research and development)	2,437	17,005	24,250	43,692
Impairment of goodwill and intangible assets	—	12,126	—	12,126
(Gain) loss related to plant closure	(313)	2,619	—	2,306
Charges related to U.S. Attorney investigation	1,832	—	—	1,832
Loss on disposal of assets	331	—	—	331
Operating income (loss)	$93,639	$(15,777)	$(24,250)	$53,612
Depreciation and amortization	$19,401	$5,437	$827	$25,665
Identifiable assets	$248,690	$137,830	$44,735	$431,255
Capital expenditures	$31,776	$1,731	$2,917	$36,424

2015	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (4)	$220,145	$139,166	$—	$359,311
Cost of sales	139,023	121,385	—	260,408
Gross profit	81,122	17,781	—	98,903
Selling, general and administrative expense (including research and development)	2,512	19,759	21,871	44,142
Impairment of goodwill and intangible assets	—	4,495	—	4,495
Loss related to plant closure	2,117	4,533	—	6,650
Loss on disposal of assets	855	972	—	1,827
Operating income (loss)	$75,638	$(11,978)	$(21,871)	$41,789
Depreciation and amortization	$17,880	$6,048	$601	$24,529
Identifiable assets	$236,936	$161,878	$5,389	$404,203
Capital expenditures	$27,996	$4,400	$2,492	$34,888

(3) Excludes revenue from internal customers of $0.8 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

(4) Excludes revenue from internal customers of $2.5 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

Net Income to Adjusted EBITDA Reconciliation

The following tables (in thousands) provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, for the three months ended December 31, 2016, September 30, 2016, and December 31, 2015 and the years ended December 31, 2016 and 2015:

	Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
Net Income	$4,311	$14,553	$2,928
Reconciling items:
Interest expense	(24)	43	194
Income tax provision	2,928	7,280	3,178
Depreciation and amortization (1)	6,516	6,550	6,404
Impairment of goodwill and other intangible assets (2)	512	—	535
Charges related to U.S. Attorney investigation (3)	1,474	358	—
(Gain) loss related to plant closures (1)	(22)	663	4,733
Acquisition post-closing consideration (2)	739	(44)	355
Loss (gain) on disposal of assets (1)	414	(17)	544
Adjusted EBITDA	$16,848	$29,386	$18,871

	Years Ended
	December 31, 2016	December 31, 2015
Net Income	$32,907	$23,975
Reconciling items:
Interest expense	180	1,225
Income tax provision	18,181	14,620
Depreciation and amortization (1)	25,665	24,529
Impairment of goodwill and other intangible assets (2)	12,126	4,495
Charges related to U.S. Attorney investigation (3)	1,832	—
Loss related to plant closures (1)	2,306	6,650
Acquisition post-closing consideration (2)	1,797	2,265
Loss on disposal of assets (1)	331	1,827
Adjusted EBITDA	$95,325	$79,586

(1) See segment disclosures for allocation among segments.

(2) Relates to human nutrition segment.

(3) Relates to animal nutrition segment.

Adjusted EBITDA represents net income before interest expense, income tax, depreciation and amortization, impairment of goodwill and other intangible assets, charges related to U.S. Attorney investigation, (gain) loss related to plant closures, acquisition post-closing consideration and loss (gain) on disposal of assets. The Company has reported Adjusted EBITDA because it believes Adjusted EBITDA is a measure commonly reported and widely used by investors as an indicator of a Company's performance of its ongoing operations. The Company believes Adjusted EBITDA assists such investors in comparing a company's performance of its ongoing operations on a consistent basis. Adjusted EBITDA is not a calculation based on GAAP and should not be considered an alternative to net income in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital changes, capital expenditures, debt principal reductions and other sources and uses of cash which are disclosed in our consolidated statements of cash flows. Investors should carefully consider the specific items included in our computation of Adjusted EBITDA. While Adjusted EBITDA has been disclosed herein to permit a more complete comparative analysis of our operating performance relative to other companies, investors should be cautioned that Adjusted EBITDA as reported by us may not be comparable in all instances to Adjusted EBITDA as reported by us or by other companies. Adjusted EBITDA amounts may not be fully available for management's discretionary use, due to certain requirements to conserve funds for capital expenditures, debt service and other commitments, and therefore management relies primarily on our GAAP results. Adjusted EBITDA is not intended to represent net income as defined by GAAP and such information should not be considered as an alternative to net income, cash flow from operations or any other measure of performance prescribed by GAAP in the United States.

Net Income to Adjusted Net Income and Diluted Earnings Per Share Reconciliation

The following tables (in thousands, except per share amounts) provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income and Diluted Earnings Per Share, non-GAAP (Generally Accepted Accounting Principles) financial measures, for the three months ended December 31, 2016, September 30, 2016, and December 31, 2015 and the years ended December 31, 2016 and 2015:

	Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
Net Income	$4,311	$14,553	$2,928
Reconciling items:
Income tax provision prior to adjustments	2,928	7,280	3,178
Impairment of goodwill and other intangible assets	512	—	535
Charges related to U.S. Attorney investigation	1,474	358	—
(Gain) loss related to plant closures	(22)	663	4,733
Acquisition post-closing consideration	739	(44)	355
Loss (gain) on disposal of assets	414	(17)	544
Adjusted income before income taxes	10,356	22,793	12,273
Provision for income taxes after adjustments	3,604	7,399	5,817
Adjusted net income	$6,752	$15,394	$6,456
Diluted earnings per share	$0.19	$0.64	$0.13
Adjusted diluted earnings per share	$0.30	$0.68	$0.29

	Years Ended
	December 31, 2016	December 31, 2015
Net Income	$32,907	$23,975
Reconciling items:
Income tax provision prior to adjustments	18,181	14,620
Impairment of goodwill and other intangible assets	12,126	4,495
Charges related to U.S. Attorney investigation	1,832	—
Loss related to plant closures	2,306	6,650
Acquisition post-closing consideration	1,797	2,265
Loss on disposal of assets	331	1,827
Adjusted income before income taxes	69,480	53,832
Provision for income taxes after adjustments	24,161	20,398
Adjusted net income	$45,319	$33,434
Diluted earnings per share	$1.46	$1.07
Adjusted diluted earnings per share	$2.01	$1.50

Adjusted net income and Adjusted diluted earnings per share represent net income and diluted earnings per share without impairment of goodwill and other intangible assets, charges related to U.S. Attorney investigation, (gain) loss related to plant closures, acquisition post-closing consideration and loss (gain) on disposal of assets. Income tax expense associated with these items is adjusted on a year-to-date basis, as applicable. The charges related to U.S. Attorney investigation in 2016 include $1.2 million of fines and penalties that are not deductible for income taxes, which increases the effective tax rate reflected in net income. For Adjusted net income and Adjusted diluted earnings per share, the effective tax rate is therefore lower as a result of adding back the charges related to U.S. Attorney investigation. The Company has reported Adjusted net income and Adjusted diluted earnings per share because it believes these measures are widely used by investors as an indicator of a Company’s performance of its ongoing operations. The Company believes Adjusted net income and Adjusted diluted earnings per share assist investors in comparing a company's performance of its ongoing operations on a consistent basis. Adjusted net income and Adjusted diluted earnings per share are not calculations based on GAAP and should not be considered alternatives to net income or diluted earnings per share in measuring our performance. Investors should carefully consider the specific items included in our computation of Adjusted net income and Adjusted diluted earnings per share. While Adjusted net income and Adjusted diluted earnings per share have been disclosed herein to permit a more complete comparative analysis of our operating performance across time periods and relative to other companies, investors should be cautioned that these measures as reported by us may not be comparable in all instances to Adjusted net income and Adjusted diluted earnings per share as reported by us or by other companies. Adjusted net income and Adjusted diluted earnings per share are not intended to represent net income or diluted earnings per share as defined by GAAP and such information should not be considered as an alternative to net income, diluted earnings per share or any other measure of performance prescribed by GAAP in the United States.

Human Nutrition Segment Financial Information Reconciliation

The following table (in thousands) provides a breakdown of the total Human Nutrition Segment revenue, cost of sales and gross profit (loss) among concentrated menhaden oil products and tolling, dairy protein products and other products for the three months and year ended December 31, 2016.

Three Months Ended December 31, 2016	Total Human Nutrition Segment	Concentrated Menhaden Oil Products and Tolling	Segment Less Concentrated Menhaden Oil Products and Tolling	Dairy Protein Products		Other Products from Human Nutrition Segment
Revenue	$31,490	$447	$31,043	$4,036		$27,007
Cost of sales	26,681	410	26,271	5,747		20,524
Gross profit (loss)	$4,809	$37	$4,772	$(1,711)		$6,483
Gross profit margin	15.3%	8.3%	15.4%	(42.4%	)	24.0%

Year Ended December 31, 2016	Total Human Nutrition Segment	Concentrated Menhaden Oil Products and Tolling	Segment Less Concentrated Menhaden Oil Products and Tolling	Dairy Protein Products	Other Products from Human Nutrition Segment
Revenue	$128,281	$2,683	$125,598	$16,946	$108,652
Cost of sales	112,308	3,993	108,315	19,482	88,833
Gross profit (loss)	$15,973	$(1,310)	$17,283	$(2,536)	$19,819
Gross profit margin	12.5%	(48.8%)	13.8%	(15.0%)	18.2%

The Company has provided a breakdown of total Human Nutrition Segment revenue, cost of sales and gross profit (loss) among concentrated menhaden oil products, dairy protein products and other human nutrition products because it believes such a breakdown will provide investors with additional useful detail on the performance of the Human Nutrition Segment.